Exhibit 5.2

Barristers & Solicitors

Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario M5H 2S7

Telephone: 416.979.2211
Facsimile: 416.979.1234
goodmans.ca

Tricon Residential Inc.

7 St. Thomas Street, Suite 801

Toronto, Ontario M5S 2B7

Re:	Tricon Residential Inc. (the “Company”)

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by the Company on October 5, 2021, as such may thereafter be amended or supplemented, and in the short-form base shelf prospectus dated August 26, 2021 included therein, under the heading “Legal Matters and Interest of Experts” and under the headings “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations”, “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the preliminary prospectus supplement dated October 5, 2021.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations thereunder.

/s/ Goodmans LLP

Goodmans LLP
Toronto, Ontario
October 5, 2021